THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION ("BLUE SKY LAWS"), AND CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE BLUE SKY LAWS, UNLESS AN EXEMPTION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.

                                 GENROCO, INC.

                             STOCK PURCHASE WARRANT

                     WARRANT TO PURCHASE -------- SHARES OF
                        COMMON STOCK AS DESCRIBED HEREIN


Dated: -----------, ----                                         Warrant No. ---

                    This certifies that, for value received:

          Name:          -------------------------

          Address:       -------------------------
                         -------------------------

or its registered assigns are entitled to purchase from Genroco, Inc., a Wisconsin corporation (the "Company"), having its principal office at 255 Info Highway, Slinger, Wisconsin 53086, ------------------ (------) fully paid and nonassessable shares of Common Stock, $.02 par value, of the Company (the "Common Stock"), subject to the terms set forth herein. This Warrant shall be exercisable as provided in Section 17, at an exercise price of $12.00 (Twelve and 00/100 Dollars) per share, subject to adjustment as provided elsewhere herein (the "Warrant Price"). The holder(s) of this Warrant, whether the initial holder of this Warrant and/or a registered assign, shall be referred to herein as the "Warrantholder."

     1. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Warrant shall include shares or other securities of the Company other than common stock or securities of another corporation or other property, thereafter the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in
Section 4.

     2. The purchase rights represented by this Warrant may be exercised by the Warrantholder or its duly authorized attorney or representative, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the period commencing on the date of this Warrant (the "Commencement Date") and expiring at 4:30 p.m., Central Time, three years from the date hereof (the "Expiration Date"), upon presentation of this Warrant at the principal office of the Company, with the purchase form attached hereto duly completed and signed, and upon payment to the Company in cash or by certified check or bank draft of an amount equal to the number of shares being so purchased multiplied by the Warrant Price. The Company agrees that the Warrantholder will be deemed the record owner of such shares as of the close of business on the date on which the Warrant shall have been presented and payment shall have been made for such shares as aforesaid. Certificates for the shares of Common Stock so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding 20 days, after the exercise in full of the rights represented by this Warrant.

     If the Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Warrantholder to purchase the balance of the shares of Common Stock which the Warrantholder is entitled to purchase hereunder. This Warrant shall be void after 4:30 P.M., Central Time, on the Expiration Date.

     3. Subject to the provisions of Section 7, (i) this Warrant is exchangeable at the option of the Warrantholder at the principal office of the Company for other Warrants of different denominations entitling the Warrantholder to purchase the same aggregate number of shares of Common Stock as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other warrants that carry the same rights. In either case, any alterations shall be made upon presentation, at the principal office of the Company, of the Warrant(s), together with a written notice signed by the Warrantholder specifying the names and denominations in which any new Warrants are to be issued and the payment of any transfer tax due in connection therewith.

     4. The Warrant Price and the number of shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as follows:

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive at the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without charge to such holders, entitling them to subscribe for or purchase shares of Common Stock, at a price per share which is lower at the date of issuance than the Warrant Price per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be (i) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Warrant Price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (c) In case the Company shall distribute or sell at less than fair market value to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of this Warrant by a fraction, of which the numerator shall be (i) the then current market price per share of Common Stock (as defined in paragraph (d) below) on the date of such distribution, and of which the denominator shall be (ii) such current market price per share of Common Stock, plus, as determined in each case on a per share basis, (x) the fair market value of any consideration received by the Company less (y) the then fair value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the assets or evidences of indebtedness so distributed or of such rights, options or warrants, or of such convertible or exchangeable securities. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (d) For the purpose of a computation under this Section 4, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the first 10 consecutive trading days commencing 15 trading days before the date of such computation. The closing price for each day shall be the last reported sale price on such day or, in case no such reported sales takes place on such day, the average of the representative closing high bid and low asked quotations for the Common Stock on NASDAQ Electronic Bulletin Board or any comparable system or in the National Daily Quotron Service Pink Sheets (the "Pink Sheets") if not listed on NASDAQ or any comparable system. If the Common Stock is not listed on NASDAQ or a comparable system or in the Pink Sheets, the fair market value shall be determined by the board of directors, whose decision shall be final and binding.

          (e) No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of shares of Common Stock purchasable upon the exercise of this Warrant; provided, however, that any adjustments that by reason of this Section 4(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

          (f) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

          (g) For the purpose of any computation under this Section 4, the number of shares of Common Stock deemed outstanding at any given time does not include shares owned or held by or for the account of the Company.

          (h) For purposes of this Section 4, the term "shares of Common Stock" shall mean (i) the classes of stock of the Company designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassifications of such common stock. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Warrantholder shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Warrant Price with respect to such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock purchasable upon exercise of this Warrant contained in paragraphs (a) through (g), inclusive, above, and the balance of the provisions hereof shall apply on like terms to any such other shares.

          (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised, provided, that no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

     No adjustments pursuant to this Section 4 shall be made because of the issuance of any outstanding warrants or options or any options granted pursuant to the Company's 1988 Stock Option Plan (whether currently outstanding or issued subsequent to the Commencement Date) or the issuance of Common Stock pursuant to the exercise of such options.

     In the event of any adjustment pursuant to this Section 4, no fractional shares of Common Stock shall be issued in connection with the exercise of any Warrants, but the Company shall, in lieu of such fractional shares, make such cash payment therefor on the basis of the current market price on the day immediately prior to exercise.

     Irrespective of any adjustments pursuant to this Section 4 to the Warrant Price or to the number of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to state the Warrant Price and the number of shares obtainable upon exercise, as the same price and number of shares stated herein.

     Until the exercise or expiration of this Warrant, the Company will provide each Warrantholder with each and every report or other communication mailed to the stockholders of the Company generally.

     5.   The Company covenants and agrees that:

          (a) During the period within which the rights represented by the Warrant may be exercised, the Company will at all times reserve and keep available, free from preemptive rights out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of this Warrant, the number of shares of Common Stock deliverable upon the exercise of this Warrant. If at any time the number of shares of authorized Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or properties issuable upon exercise of this Warrant;

          (b) All Common Stock that may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid, nonassessable (except for Section 180.0622(b)), and free from all taxes, liens, and charges with respect to the issue thereof;

          (c) All original issue taxes payable with respect to the issuance of shares upon the exercise of the rights represented by this Warrant will be borne by the Company but in no event will the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrant;

          (d)  The Company will not take any action to terminate this Warrant;
and

          (e) The Company will give notice to the Warrantholder of (i) any tender offer that is being made for the Company's shares of Common Stock; (ii) any offer to holders of Common Stock for subscription or purchase by them of any shares of stock of any class; and (iii) of any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, the sale, lease or transfer of all or substantially all of the property or assets of the Company to another corporation or the voluntary or involuntary dissolution, liquidation or winding up of the Company (all such events in (i)-(iii) above are referred to as "Events"). The notice shall be promptly delivered and shall describe the Event, the date it is to take place and when the holders of Common Stock will be entitled to exchange their shares for securities or other properties deliverable upon such Event.

     6. Until exercised, this Warrant shall not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company.

     7. This Warrant and the Common Stock issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act") and any applicable state laws. Subject to the satisfaction of the aforesaid condition, this Warrant shall be transferable by the Warrantholder.

     If this Warrant is transferred, in whole or in part, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer.

     The Company may place a legend on this Warrant or any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant as to which the Company has not been supplied evidence that a subsequent transfer of such security would not be in violation of the Act and any applicable state laws.

     8. (a) (i) If the Company proposes to register under the Act and any applicable state securities law any of its Common Stock for sale for cash to the public, whether for its own account or for the account of other shareholders or both (except with respect to registration statements on Form S-4 or S-8, or another form not available for registering securities for sale to the public), each Warrantholder shall have the right to include any part or all of the shares of Common Stock covered by his Warrant in any such registration; provided, however, if after receipt of the advice of its underwriters that were the stock requested included in the offering, the total number of shares would exceed the number of shares which could be sold in an orderly manner in the offering, the Company, in its sole discretion, may exclude any or all of such shares requested to be included in the offering, provided that such exclusions shall be pro rata among the shares held by the shareholders of the Company which are includable in the registration.

               (ii) At any time after June 30, 2000, at the undersigned's election for two times and provided that the Company has not effected a registration of shares of its Common Stock pursuant to Section 8(a)(i) within the preceding 180 days, if the Warrantholder requests in writing, the Company shall promptly thereafter use its best efforts to effect the registration under the Act and any applicable state securities laws of all shares of Common Stock covered by this Warrant which the undersigned requests in writing to be so registered and in a manner corresponding to the methods of distribution described in the undersigned's request; provided, however, that the Company shall be obligated to keep the registration statement current for no more than ninety days after the effective date of the registration statement in order to effect the distribution of such shares in the manner requested by the undersigned. Notwithstanding the foregoing, the Company may delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective, for a period of not more than sixty (60) consecutive days and for no more than 120 days in the aggregate during any twelve month period, if the Company determines in good faith that such registration might (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders.

          (b) Notwithstanding paragraph (a) above, the Company shall include in any registration made pursuant to this Section 8 only those shares of Common Stock covered by the Warrants as to which it has received assurances reasonably satisfactory to it that all exercise rights as to those Warrants will be exercised and that such Warrants will be converted to Common Stock on or prior to the date on which a registration statement has become effective or the sale thereof to underwriters has been consummated so that only Common Stock shall be distributed to the public under such registration statement.

          In the event that Common Stock is proposed to be registered pursuant to Section 8(a)(i), the Company shall give written notice to the Warrantholders of the proposed filing not later than 5 days prior to the date of its intention to do so and, upon the written request of the Warrantholder given to the Company not later than 30 days later (which request shall state the intended method of disposition of such of its securities to be included in the registration statement by the Warrantholder), the company shall cause such number of shares of the Common Stock acquired or to be acquired by the Warrantholder pursuant to this Warrant (but not the Warrant itself) to be included in the registration statement to be registered under the Act as provided above in Section 8(a)(i).

          Any request of the Warrantholder for inclusion in any registration of Common Stock pursuant to this Section 8 shall also include the agreement of the Warrantholder to sell the applicable amount of Common Stock only through the underwriters, if applicable, and at the price and upon the terms fixed by the agreement among the Company and the underwriters or brokers for such transaction.

          (c) Any registration of shares pursuant to Section 8(a) shall be effected at the Company's expense, exclusive of underwriting discounts and commissions and of legal fees and expenses for counsel to the Warrantholders.

          (d)  In connection with any registration of shares pursuant to this
Section 8, the persons whose shares are being registered shall furnish the Company with such information concerning such persons and the proposed sale or distribution as shall, in the opinion of counsel for the Company, be required for use in the preparation of the registration statement, and such persons shall cooperate fully in the preparation and filing of the registration statement. In addition, Warrantholders shall indemnify the Company, its officers and directors ("Indemnified Persons") against all claims, losses or damages Indemnified Persons incur as a result of any information supplied by such Warrantholder that was included in the registration statement which either contained any untrue statement or alleged untrue statement of a material fact or failed to disclose material facts required to make those stated not misleading.

          (e) In the event of a registration of any of the Warrantholder's shares under the Act pursuant to this Section 8, the Company will indemnify and hold harmless the Warrantholder, its officers and directors and any person who controls the Warrantholder within the meaning of the Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, "Claims"), to which the Warrantholder or controlling person may become subject under the Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Warrantholder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company will not be liable in any such case if and to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Warrantholder in writing specifically for use in such registration statement or prospectus.

          (f)  The obligations of the Company and the Warrantholder under this
Section 8 shall survive the expiration of this Warrant.

     9. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as the Company may reasonably impose, including a requirement that the Warrantholder obtain a bond, issue a new Warrant of like denomination, tenor, and date. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     10. Any Warrant issued pursuant to the provisions of Section 9, or upon transfer, exchange, division or partial exercise of this Warrant or combination thereof with another Warrant or Warrants, shall set forth each provision set forth in Sections 1 through 16, inclusive, of this Warrant as each such provision is set forth herein, and shall be duly executed on behalf of the Company by an executive officer.

     11. Upon surrender of this Warrant for transfer or exchange or upon the exercise hereof, this Warrant shall be canceled by the Company, shall not be reissued by the Company, and, except as provided in Section 2 in case of partial exercise, in Section 3 in case of an exchange or in Section 7 in case of a transfer, no Warrant shall be issued in lieu hereof. Any new Warrant certificate shall be issued promptly but no later than seven days after receipt of the old warrant certificate; provided, however, that the obligation of the Company to transfer the Warrant or issue the shares of Common Stock upon the exercise of this Warrant shall be subject to compliance with Section 7.

     12. This Warrant shall inure to the benefit of and be binding upon the Warrantholder, the Company, and their respective successors and assigns.

     13. All notices required hereunder shall be in writing and shall be deemed received when delivered personally, one business day after delivery to a nationally recognized commercial overnight courier service, or two business days after mailing when mailed by certified or registered mail to the Company or the Warrantholder, at the address of such party as set forth on the first page of this Warrant, or at such other address of which the Company or Warrantholder has been advised by notice hereunder.

     14. In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, recapitalization, or other change in the capital structure of the Company or in the case of a sale or other transfer of its property, assets, and business substantially as an entirety to another corporation, appropriate adjustment shall be made so that the Warrantholder shall have the right thereafter to receive upon the exercise of this Warrant the amount of shares of Stock or other securities which such holder would have been entitled to receive if immediately prior to such event, such holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. Appropriate adjustment shall be made in the application of the provisions of this Warrant (including the provisions relating to adjustment of the Warrant Price) so that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable, to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     15. The validity, interpretation, and performance of this Warrant and of the terms and provisions hereof shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws.

     16. This Warrant may not be modified, amended, altered or supplemented without the approval of a majority in interest of the holders of the Warrants and except upon the execution and delivery of a written agreement executed by the Company and the Warrantholder.

     17. This Warrant is exercisable two business days after the date of the Warrant.

     18. After three months after execution of this Stock Purchase Warrant, this Warrant may be redeemed by the Company, in whole or in part, without premium, at the option of the Company upon resolution of the Board of Directors, at any time or from time to time at the price of One Dollar ($1.00) per share covered by the Warrant (the "Redemption Price").

          If less than all Warrants outstanding are to be redeemed at any one time pursuant to this Section 18, the Company shall effect the redemption in its discretion among all the holders of the Warrants as determined by the Board of Directors.

          Not less than ten (10) nor more than sixty (60) days prior to the date fixed for redemption of the Warrants, a notice specifying the time and place for redemption shall be given by first class mail, postage prepaid, to the Warrantholders of record on a date designated by the Company at their respective addresses as the same appear on the record books of the Company. The notice of redemption if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Warrantholder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to any Warrantholder shall not affect the validity of the proceedings for the redemption of Warrants held by any other Warrantholder. The Company may include additional conditions or terms in any notice of redemption.

     19.  The Company agrees with the Warrantholder as follows:

          (a) The Company shall use commercially reasonable efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after 90 days following the effective date of the first registration statement of the Company under the Act of an offering of securities to the general public.

          (b) The Company shall file with the Securities and Exchange Commission ("Commission") in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at any time after the Company has become subject to such reporting requirements of the Exchange Act.

          (c) The Company shall furnish the Warrantholder upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement of the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as the Warrantholder may reasonably request to avail itself of any rule or regulation of the Commission allowing the Warrantholder to sell any such securities without registration.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of -----------, -----.

                              GENROCO, INC.


                              By:----------------------------------------------
                                   Keith Brue
                                   Director, Chief Financial Officer, Secretary

                               FORM OF ASSIGNMENT
                               ------------------

     FOR VALUE RECEIVED, ---------------------- hereby sells, assigns and transfers to ------------------------- the within Warrant, together with all rights, title, and interest therein, and does hereby irrevocably constitute and appoint ---------------------- as the undersigned's attorney to transfer such Warrant on the register of the within-named Company, with full power of substitution.

                                   ----------------------------------
                                             (Signature)

Dated:--------------------------

Signature Guaranteed:

     PURCHASE FORM
------------------

                                 To Be Executed
                            Upon Exercise of Warrant

     The undersigned hereby exercises the right to purchase -------- shares of Common Stock, evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificate(s) for such shares shall be issued in the name set forth below.

Dated:                             [NAME OF HOLDER]


          By---------------------------------
                                             (Signature)

          Name:------------------------------
                                             (Please Print)

          Address:---------------------------
                  ---------------------------
                  ---------------------------

                                   Employer Identification No., Social Security
                                   No. or other identifying number:

                                   --------------------------------------------

     If the number of shares specified above shall not be all the shares purchasable under the within warrant, the Warrantholder hereby requests that a new Warrant for the unexercised portion shall be registered in the name set forth below and delivered to the address set forth below.

          Name:---------------------------------
                    (Please Print)

          Address:------------------------------
                  ------------------------------
                  ------------------------------

                                   Employer Identification No., Social Security
                                   No. or other identifying number:

                                   ---------------------------------------------